                             DATABASE ACCESS AGREEMENT

      THIS AGREEMENT is made as of this 31st day of October, 1996, by and between Metris Direct, Inc. ("Metris"), a corporation duly organized under the laws of the State of Minnesota, with offices at 600 South Highway 169, Suite 1800, St. Louis Park, Minnesota 55426 and Fingerhut Corporation ("Fingerhut"), a corporation duly organized under the laws of the State of Minnesota with offices at 4400 Baker Road, Minnetonka, Minnesota 55343.

                                    WITNESSETH:

     WHEREAS, Fingerhut (itself or through subsidiaries or affiliates) owns a customer database and maintains such database on its systems; and

     WHEREAS, Metris is in the business of providing financial service products and services; and

     WHEREAS, Fingerhut desires to license to Metris exclusive access to its customer database to market financial service products (as defined herein);

     NOW, THEREFORE in consideration of the mutual promises set forth and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

                                 I.  LICENSE USAGE

     Section 1.1 GRANT OF LICENSE. During the term of this Agreement, including renewals, and subject to the terms and conditions hereof, Fingerhut hereby grants to Metris and its subsidiaries the exclusive license to use the customer lists, models and other information related thereto described in Exhibit A attached hereto and incorporated herein by reference (hereinafter the "Customer Database") for the sole purpose of marketing financial service products identified in Exhibit B attached hereto and incorporated herein by reference ("Financial Service Products") of Metris, its subsidiaries and unaffiliated third parties. Such license includes the right to access the computer systems which maintain the Customer Database; the right to perform file selection, segmentation and modeling of the Customer Database; the right to develop marketing lists using the Customer Database or segments thereof for use on behalf of itself, subsidiaries, and unaffiliated third parties; the right to append third party demographic data for aggregate analysis and other rights which the parties may mutually agree to in writing from time to time. Such license does not include the right to access a consumer name and credit report (as defined under applicable laws and regulations) to determine such consumer's eligibility for credit or insurance. Fingerhut reserves for itself, its affiliates and subsidiaries, and its licensees, the right to use the Customer Database, including the right to license the use of the Customer Database to unaffiliated third parties; except in no event shall Fingerhut for itself, its affiliates and subsidiaries or its licensed third parties have the right to use the Customer Database to offer Financial Service Products. Fingerhut and Metris confirm that Fingerhut may continue to license use of the Customer Database (specifically the Fingerhut Customer file) to the unaffiliated third parties for the services identified in Exhibit D, attached hereto and incorporated herein by reference, on the terms and conditions as set forth in such Exhibit D.

     Section 1.2 DELIVERY OF INFORMATION. At Metris' request, Fingerhut will provide or provide access to, on a timely basis in accordance with Fingerhut's standard internal practices, the Customer Database or any subset thereof, in a format as the parties may, in good faith, agree from time to time. Fingerhut and Metris will cooperate in good faith to ensure that Metris' written production and solicitation deadlines are met. Throughout the term of this Agreement, Fingerhut shall update the Customer Database with all additions, deletions and other amendments to the Customer Database ("Updates") made or developed by Fingerhut in the ordinary course of its business, including, without limitation, the addition of the name and other information related thereto of all persons which may, from time to time, come within the definition of the Customer Database set forth in Exhibit A, and such Updates shall thereafter become part of the Customer Database for purposes of this Agreement.

     During the term of this Agreement, Fingerhut agrees to maintain a backup, archival or disaster recovery copy ("Back-up Copy") of the Customer Database. Metris shall have the right to access such Back-up Copy in the event of (i) Fingerhut's Bankruptcy (as defined herein), (ii) failure of Fingerhut's main computer system, and (iii) the expiration of the cure period as defined in Section 5.1 following an Event of Default by Fingerhut.

     Section 1.3 LIMITS OF DISCLOSURE. Nothing in this Agreement shall require Fingerhut to disclose to Metris (i) confidential information received by Fingerhut from third parties, including without limitation, customer lists from third party sources, which confidential information Fingerhut is precluded by written agreement from disclosing to others, or (ii) information which Fingerhut, in its reasonable interpretation, is precluded from disclosing under any applicable law, regulation or other industry practices related to consumer privacy.

     Section 1.4    OWNERSHIP OF BEHAVIORAL MODELS.    Fingerhut agrees that
any behavioral models or similar credit scoring algorithms which are developed by Metris or developed by Fingerhut expressly for or on behalf of Metris from the Customer Database ("Behavioral Models") shall be owned, unencumbered, by Metris; Fingerhut, further agrees, that Metris has the sole right to use of such Behavioral Models for Financial Service Products during the term of this Agreement, including any renewals, and Metris retains sole ownership of such Behavioral Models upon termination of this Agreement.

                                 II.  COMPENSATION

     Section 2.1 COMPENSATION. Metris agrees to pay Fingerhut (in immediately available funds) in accordance with the terms and conditions set forth in Exhibit C, attached hereto and incorporated herein by reference. Payment of the Database License Fee shall be made by the fifteenth of the first month within each calendar year during the Initial Term or subsequent Renewal Term. Payment of the Solicitation Fee and the Suppress File Fee shall be made not later than the thirtieth business day of each month following the end of a calendar quarter for all amounts due and

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

owing for the immediately preceding calendar quarter. Fingerhut and Metris agree that upon mutual written consent, Exhibit C may be amended from time to time.

               III.  OWNERSHIP AND REPRESENTATIONS AND WARRANTIES

     Section 3.1 OWNERSHIP OF INFORMATION. Fingerhut represents and warrants that (i) it is the owner of the entire right, title and interest to and in the Customer Database, subject to any licenses that have previously been granted, (ii) it is under no legal impediment that would prevent its entering into this Agreement or granting to Metris the licenses described herein, (iii) the licenses granted hereby and Metris' use of the Customer Database as described herein, will not infringe upon the rights of any third party or violate any existing license, agreement, arrangement or understanding of Fingerhut or any subsidiary or affiliate of Fingerhut with any third party, (iv) it has no knowledge of any infringement of the rights granted to Metris pursuant to Section 1.1 above, and (v) it has not granted any rights to any third party that conflict with the rights granted to Metris pursuant to Section 1.1 above (except those identified in Exhibit D).

     Section 3.2 NO SALE OR ASSIGNMENT. Except as otherwise provided herein, nothing in this Agreement shall be construed as a sale, assignment or other complete transfer of any title to, or ownership of the Customer Database, including any and all trade secrets, copyrights and proprietary rights and interests in and to the Customer Database. Fingerhut shall retain all right, title and interest in and to all trade secrets, copyrights and other proprietary rights and interests in and to the Customer Database, subject only to the license granted under this Agreement.

     Section 3.3 METRIS AUTHORITY. Metris hereby represents and warrants, as of the date of this Agreement, as follows:

     (a) Metris is a duly organized corporation, validly existing, and in good standing under the laws of the State of Delaware. Prior to its use of the Customer Database, Metris will be duly qualified or licensed to do business necessary and will be in good standing in each jurisdiction in which its business or the exercise of its rights, powers or authority under this Agreement renders such qualification necessary.

     (b) Metris has the requisite corporate power and authority to enter into, and to carry out its obligations under this Agreement.

     (c) The execution and delivery Metris of this Agreement and the consummation by Metris of the transactions contemplated hereby have been duly authorized prior to the date of this Agreement by all necessary corporate action on its part.

     (d) This Agreement has been duly executed and delivered by Metris and constitutes a valid and binding obligation of Metris enforceable against Metris in accordance with its terms.

     (e)  Metris is not subject to, or obligated under any provision of
          (i) its articles of incorporation, (ii) any agreement, arrangement or understanding, (iii) any license, franchise or permit, or (iv) any law, regulation, order, judgment or decree that would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created by the execution, delivery and performance of this Agreement by Metris, or the consummation by Metris of the transactions contemplated by this Agreement.

     (f) No authorization, consent or approval of, waiver or exemption by, or filing or registration with any public body, court, third party or authority is necessary on the part of Metris for the consummation by Metris of the transactions contemplated by this Agreement.

     Section 3.4 FINGERHUT AUTHORITY. Fingerhut hereby represents and warrants, as of the date of this Agreement, as follows:

     (a) Fingerhut is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which its business or the exercise of its rights, powers or authority under this Agreement renders such qualification necessary.

     (b) Fingerhut has the requisite corporate power and authority to enter into, and to carryout its obligations under this Agreement.

     (c) The execution and delivery by Fingerhut of this Agreement and the consummation by Fingerhut of the transactions contemplated hereby have been duly authorized prior to the date of this Agreement by all necessary corporate action on its part.

     (d) This Agreement has been duly executed and delivered by Fingerhut and constitutes a valid and binding obligation of Fingerhut enforceable against Fingerhut in accordance with its terms.

     (e) Fingerhut is not subject to, or obligated under any provision of (i) its articles of incorporation or bylaws, (ii) any agreement, arrangement or understanding, (iii) any license, franchise or permit, or (iv) any law, regulation, order, judgment or decree that would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of its assets would be created by the execution, delivery and performance of this Agreement by Fingerhut, or the consummation by Fingerhut of the transactions contemplated by this Agreement.

     (f) No authorization, consent or approval of, waiver or exemption by, or filing or registration with any public body, court, third party or authority is necessary on the part of Fingerhut for the consummation by Fingerhut of the transactions contemplated by this Agreement.

                                IV.  CONFIDENTIALITY

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

     Section 4.1 CONFIDENTIALITY OF CUSTOMER DATABASE. All Customer Database disclosed hereunder is confidential and proprietary to Fingerhut. Metris, its subsidiaries, affiliates, officers, directors, employees, agents, consultants and contractors shall not use any of the Customer Database and the Behavioral Models for any purpose other than as expressly permitted hereunder. Metris shall not disclose or provide any of such Customer Database and the Behavioral Models to any third party, except as provided in Sections 1.1, 4.2 and 4.3 below, and shall take all reasonable measures to limit any such disclosure by its affiliates, subsidiaries, officers, directors, employees, agents, contractors or consultants to a need to know basis during the term of this Agreement. Metris agrees it will not provide Customer Database and Behavioral Models that are proprietary to Fingerhut to a third party without a written agreement that prohibits, among other things, such third party from using or disclosing the information hereunder except as permitted pursuant to this Agreement.

     Section 4.2 OTHER CONFIDENTIAL INFORMATION. This Agreement and the transactions contemplated hereby will be kept in confidence by such other party, including its subsidiaries, affiliates, in accordance with its policies for maintaining the confidence of its own information of similar content. The term "Confidential Information" shall mean and include (i) the Customer Database, (ii) all trade secrets and other confidential business information learned in the course of performance by either party of its obligations hereunder, and (iii) any information or data which is disclosed by a party to the other party under or in contemplation of this Agreement.

               Notwithstanding the foregoing, the term Confidential Information shall not include information which (i) is already known to such other party when received, (ii) thereafter becomes generally obtainable by a party other than as a result of an unauthorized disclosure by the party taking advantage of this clause, or (iii) is required by law, regulation or court order to be disclosed by such party, provided that in the case of this clause prior notice of such disclosure has been given to the party which furnished such information, when legally permissible, and that such other party which is required to make the disclosure uses its best efforts to provide sufficient notice to permit the party which furnished such information to take legal action to prevent the disclosure.

     Section 4.3 REQUIRED OR REQUESTED INFORMATION. If Metris is required to disclose any information contained in the Customer Database to any regulatory or governmental agency, department or other regulatory entity or court of law, Metris may not disclose such information without the prior written approval of Fingerhut, and gives all available information and assistance to enable Fingerhut to take the measures (consistent with requirements of applicable laws and regulations) that, in its sole discretion, it deems appropriate or necessary to protect the Customer Database from disclosure. Sections 4.1 and 4.2 shall survive any termination of this Agreement for five (5) years.

               Metris or Fingerhut shall not be obligated to disclose to the other any information which is required by applicable law to be kept confidential or is otherwise prohibited from disclosure by applicable federal or state laws and regulations or would cause either party, in its reasonable interpretation, to be deemed a credit reporting agency as defined under applicable state or federal law.

                        V.  EVENTS OF DEFAULT AND REMEDIES

     Section 5.1 EVENT OF DEFAULT. An "Event of Default" shall be deemed to occur upon the occurrence of any of the following:

     (a) A material breach of a representation, agreement, covenant or other obligation of any of the parties to this Agreement (any such breach is herein referred to as a "Material Breach"); provided, however, that no Event of Default shall be deemed to have occurred unless and until a non-breaching party provides the breaching party with written notice of such Material Breach, describing in reasonable detail the nature of such Material Breach, and (i) the breaching party shall have had an opportunity to cure such Material Breach (which is capable of being cured) within sixty (60) days after such notice (unless such Material Breach is with respect to a monetary matter, the cure of which requires only the payment of a specified amount of money pursuant to the terms of this Agreement, in which case the breaching party shall have an opportunity to cure within five (5) business days after such notice), (ii) the breaching party does not cure such Material Breach within the applicable time period, or, if such Material Breach, other than a Material Breach relating to a monetary matter, cannot reasonably be cured within sixty days, but is curable, the breaching party does not; (x) undertake to cure such Material Breach within such sixty day period and (y) after such sixty day period, diligently and continuously use all reasonable efforts to cure, and (iii) the notifying party thereafter declares an Event of Default. In respect of clause (ii) of this Section 5.1(a), such extended cure period shall continue so long as the parties hereto reasonably agree that the actions being taken by the breaching party are reasonably expected to cure such Material Breach.

     (b) If, at any time within twelve (12) months following the expiration of any cure period provided in Section 5.1(a) above, there shall occur a Material Breach (the "Second Material Breach") and such Second Material Breach is of the same nature as the Material Breach (the "First Material Breach") by the breaching party that gave rise to such cure period, then an Event of Default shall be deemed to have occurred upon the delivery of notice of such Second Material Breach to the breaching party by the notifying party referred to in Section 5.1(a) and upon such notifying party declaring an Event of Default.

     (c) If there shall occur a "Bankruptcy," as hereinafter defined, of either Party, the non-Bankruptcy party may declare an Event of Default. For purposes of this Agreement, the term "Bankruptcy" shall mean (i) the entry of a decree or order for relief by a court of competent jurisdiction in any involuntary case under any bankruptcy, insolvency or similar law now or hereafter in effect and such decree or order shall not be vacated, set aside or stayed within ninety (90) days after its entry, (ii) the entry of a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar agent for any substantial part of the assets or property of such party and such decree or order shall not be vacated, set aside or stayed within ninety (90) days after its entry, (iii) the ordering of the winding up or liquidation of the affairs of a party and such order shall not be vacated, set aside or stayed within one hundred twenty (120) days after its entry, (iv) the filing of a petition in any such involuntary bankruptcy case, which petition remains undismissed for a period of ninety (90) days or which is not dismissed or suspended pursuant to Section 305 of Title 11 of the United States Code (or any corresponding provision of any future United States Bankruptcy law), (v) the commencement of a voluntary case under any bankruptcy, insolvency or similar law now or hereafter in effect, (vi) the consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession of any substantial part of the assets or property by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar agent, or (vii) the making of any general assignment for the benefit of creditors.

     Section 5.2 REMEDIES. Each of the parties hereto shall be liable to the other for damages arising out of or in connection with any breach of this Agreement, subject to the duty of the non-breaching party to take all reasonable actions in order to mitigate such damages. The parties agree that in no event shall any party to this Agreement be liable to the other for punitive, indirect, special or consequential damages arising out of a breach of this Agreement. It is understood and agreed to by the parties that monetary damages may not be a sufficient remedy for breach with respect to their respective obligations under this Agreement. Accordingly, the non-breaching party shall, to the extent permitted by law or equity, be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any breach of, or Event of Default under this Agreement. The remedies described in this Section 5.2 shall not be deemed to be the exclusive remedies for any breach of, or Event of Default, under this Agreement, but shall be in addition to all other remedies available to the parties at law or equity, subject to the limitations with respect to damages set forth above in this Section 5.2.

                    VI. INDEMNIFICATION

     Section 6.1 INDEMNIFICATION BY FINGERHUT. Fingerhut shall indemnify, hold harmless and defend Metris, its officers, directors, partners, employees, agent or permitted assigns of Metris from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by any such person(s) in connection with any threatened, pending or completed claim, demand, action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) by an unaffiliated third party arising out of or in connection with any breach or alleged breach of this Agreement by Fingerhut; including without limitation any claim or allegation that (i) any Customer Database provided to Metris constitutes an infringement of any copyright, (ii) the Customer Database provided to Metris contains, embodies or incorporates any trade secret or proprietary information of any third party. In the event the Customer Database is held to infringe and its use is enjoined, the sole obligation of Fingerhut (and the exclusive remedy of Metris) shall be as provided pursuant to Sections 6.1 and 6.3.

     Section 6.2 INDEMNIFICATION BY METRIS. Metris shall indemnify, hold harmless and defend Fingerhut, and each person that is a stockholder, officer, director, partner, employee or agent of Fingerhut, from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement incurred or suffered by any such person(s) in connection with any threatened, pending or completed claim, demand, action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) by an unaffiliated third party arising out of or in connection with any breach or alleged breach of this Agreement by Metris.

     Section 6.3 RIGHTS UPON INDEMNIFICATION. The rights of the parties hereto to be indemnified pursuant to this Agreement shall be governed by the following:

     (a) Within a reasonable time (not to exceed 30 days from receipt) after receipt by an indemnified party of notice of any claim or the commencement of any action which may result in a claim for indemnification pursuant to Sections 6.1 or 6.2, an indemnified party will notify in writing the indemnifying party thereof within a reasonable time thereafter; the omission to so notify any indemnifying party will relieve it of any liability for indemnification thereunder as to the particular item for which indemnification may then be sought (except to the extent that the failure to give notice shall not have been prejudicial to such indemnifying party), but not from any other liability which it may have to any indemnified party.

     (b) An indemnified party shall have the right (i) to employ separate counsel chosen by it in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof, or (ii) to the extent that it may wish, jointly with any other indemnified party, to assume the defense of any such action with counsel reasonably satisfactory to the indemnifying party, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless; (x) the indemnifying party has agreed in writing to pay such fees and expenses, (y) the indemnifying party has failed to employ counsel and assume the defense thereof without reservation and employ counsel within a reasonable period of time after being given the notice required above, and as a consequence thereof, the indemnified party is required to employ separate counsel to protect its rights, or (z) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party and such indemnified party shall have been advised by its counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential conflict of interest between them. It is understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate counsel (in addition to any local counsel) at any time for all such indemnified parties having actual or potential differing interests with the indemnifying party.

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

     (c) The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such written consent, or if there be a final judgment against any indemnified party in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified parties to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

      (d) The indemnification obligations set forth in Sections 6.1, 6.2 and 6.3 shall survive the termination this Agreement.

                             VII.  TERM AND TERMINATION

     Section 7.1 TERM AND TERMINATION. This Agreement shall take effect upon the date first written above, and shall remain in effect for seven (7) years ("Initial Term"). Thereafter, this Agreement will automatically renew for one term of three (3) years ("Renewal Term") unless either Party provides written notice to the other, not less than twelve (12) months prior to the end of the Initial Term or Renewal Term, of its intent to terminate this Agreement. Either Party may terminate this Agreement reserving all other remedies and rights hereunder in whole or in part and otherwise available in law or equity, upon the occurrence of an Event of Default, as defined herein. Upon the occurrence of an Event of Default, the non-defaulting Party may terminate this Agreement by giving notice of its intent to terminate. Such written notice shall describe the Event of Default. Fingerhut shall have the right to terminate this Agreement by written notice to Metris upon the occurrence of a Change of Control (as defined below) with respect to Metris. A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning or Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) other than Fingerhut shall own directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Metris; (b) a majority of the seats (other than vacant seats) on the board of directors of Metris shall at any time be occupied by persons who were neither (i) nominated by Fingerhut, or by the board of directors of Metris, nor (ii) appointed by directors so nominated; or (c) any person or group other than Fingerhut shall otherwise directly or indirectly have the power to exercise a controlling influence over the management or policies of Metris.

                          VIII.  MISCELLANEOUS PROVISIONS

     Section 8.1 ADDITIONAL ACTIONS AND DOCUMENTS. Each of the parties hereto agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use all reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

     Section 8.2 NOTICE. All notices, demands, requests or other communications which may be or are required to be given pursuant to this Agreement shall be in writing and shall be personally

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

delivered, mailed by first class, registered or certified mail, postage prepaid, or sent by electronic or facsimile transmission, addressed as follows:

     (a)  If to Metris:

               Metris Companies Inc.
               Interchange Building
               600 South Highway 169, Suite 1800
               St. Louis Park, Minnesota 55426
               Attention:  Chief Executive Officer

     (b)  If to Fingerhut:

               Fingerhut Corporation
               4400 Baker Road
               Minnetonka, Minnesota 55343
               Attention:  Senior Vice President
               With a copy to the General Counsel

     Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation.

     Section 8.3 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if one or more of the provisions of this Agreement is subsequently declared invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement (unless those provisions which are invalidated or unenforceable are clearly material and inseparable from such other provisions). In the event of such declaration of invalidity or unenforceability, this Agreement, as so modified, shall be applied and construed so as to reflect substantially the intent of the parties and achieve the same economic effect as originally intended by the terms hereof. In the event that the scope of any provision to this Agreement is deemed unenforceable by a court of competent jurisdiction, the parties agree to the reduction of the scope of such provision as such court shall deem reasonably necessary to make such provision enforceable under the circumstances.

     Section 8.4 SURVIVAL. It is the express intention and agreement of the parties hereto that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

     Section 8.5 WAIVERS. Neither the waiver by any party hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of any party hereto, on one or more

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

occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder shall thereafter be construed as a waiver of any such provisions, rights, remedies or privileges hereunder. Any of the terms, covenants, representations, warranties, or conditions hereof may be waived only by a written instrument executed by the party waiving compliance.

     Section 8.6 EXERCISE OF RIGHTS. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder and no course of dealing among the parties hereto shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which any party hereto would otherwise have at law or in equity or otherwise.

     Section 8.7 BINDING EFFECT. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

     Section 8.8 ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties hereto with respect to the matters contained herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

     Section 8.9 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person may require.

     Section 8.10 HEADINGS. Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     Section 8.11 GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the internal laws of the State of Minnesota without giving effect to the principles of conflicts of laws thereof.

     Section 8.12 EXECUTION IN COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of all of the parties hereto.

     Section 8.13 ASSIGNMENT. No party to this Agreement shall have the right to assign or otherwise transfer its rights or obligations under this Agreement, except with the prior written consent of the other; notwithstanding, either party may assign or otherwise transfer its rights or obligations under this Agreement to a subsidiary or affiliate upon notice to the other. Regardless of the party to whom an assignment is made pursuant to this Section 8.13, the assignee shall, as a condition to such assignment, by written undertaking satisfactory to the other, represent and warrant that the assignment was made in accordance with all applicable laws and regulations and assume and agree to be bound by the terms, provisions and conditions of this Agreement to the same extent as the assignor; provided, however, that no such assignment shall relieve the assignor of its obligations (which shall be primary and which may be discharged in whole or in part by the assignee) under this Agreement, to the extent applicable. Any unauthorized assignment and any assignment made in contravention of this Section 8.13 shall be null and void.

     Section 8.14 NO AGENCY. This Agreement shall not be deemed expressly or by implication to create an agency, employee, or servant relationship between or among any of the parties hereto, or any affiliates of the parties hereto for any purpose whatsoever.

     Section 8.15 FORCE MAJEURE. No party shall be liable for any failure of or delay in the performance of this Agreement for the period that such failure or delay is due to acts of God, public enemy, war, strikes or labor disputes, or any other cause beyond the parties' reasonable control; it being understood that lack of financial resources is not to be deemed a cause beyond a party's control. Each party shall notify the other parties promptly of the occurrence of any such cause and carry out this Agreement as promptly as practicable after such cause is terminated; provided, however, that the existence of any such cause shall not extend the term of this Agreement.

     Section 8.16 TIME. Time is to be considered of the essence for the purposes of this Agreement.

     Section 8.17 AMENDMENT AND MODIFICATION. This Agreement may only be amended or modified by a subsequent written agreement by and among the parties hereto.

     Section 8.18 ADHERENCE TO APPLICABLE LAW. In connection with the performance of their respective obligations and the exercise of their respective rights hereunder, each of the parties hereto agrees, on behalf of itself and its subsidiaries or affiliates, to comply in all material respects with all applicable state, federal and local laws and regulations.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

                                                 FINGERHUT CORPORATION


                                                 By: /s/ Michael P. Sherman
                                                    ---------------------------

                                                 Its: General Counsel
                                                     --------------------------


                                                 METRIS DIRECT, INC.


                                                 By: /s/ Ronald N. Zebeck
                                                    ---------------------------

                                                 Its: President
                                                     --------------------------

                                     EXHIBIT A

                                 CUSTOMER DATABASE



Customer Database includes information solely of Fingerhut's which relates to its transactions or experiences with all of its customers (including all past and current customers [name, address, telephone and account numbers] as well as prospective customers). The Customer Database does not include any information of third parties which Fingerhut does not have by contract or otherwise the right to provide to Metris. The Customer Database also includes but is not limited to, as updated from time to time, the following:

- Credit or behavioral data (including but not limited to customer payment histories, behavior scores, fraud, deceased, bad debt and other collection data),

- All existing or developed models (including algorithms and documentation) that derive credit scores related to such datas;

-    Demographic (including promotional database) data and models;

-    Attitudinal data (such as order level purchasing preferences); and

-    Psychographic data (including customer surveys).

                                      EXHIBIT B

                             FINANCIAL SERVICE PRODUCTS


Insurance  Products*                        Brokerage Services (real estate, financial,
                                            insurance)
Warranty or Extended Service Plans          Auto Lending/Leasing
Tax Preparation Services                    Equity Loans, Mortgages
Deposit Products                            Bank Credit Cards
Investment Services                         Secured Bank Cards
   (Annuities, Mutual Funds, CDs)           Prepaid Cards
Car Buying Services                         Smart Cards
                                            Debit Cards
Consumer Loans (other than closed end       Co Branded Cards, Credit Card Registration
installment or revolving credit loans to    Private label cards (that are in competition with
Fingerhut customers for the exclusive       the Fingerhut private label card)
purchase of merchandise)                    Auto Clubs
                                            Credit Enhancement Products
                                            Affinity Bank Credit Cards
                                            Travel Services
Student Loans                               Mobile Home Financing
Mail Grams
Travelers Checks, Money Orders


*except for any Insurance products offered within the closed-end installment loan coupon book or credit insurance which is directly tied to a revolving credit balance owed directly to Fingerhut or its wholly owned subsidiaries or the wholly owned subsidiaries of its parent.

Fingerhut confirms that it will endorse the Physician Mutual Insurance (PMI) product until such time as Metris no longer offers the PMI product. In the event Metris requests Fingerhut's endorsement of other Financial Service Products, the parties agree to cooperate in good faith to develop a mutually agreed Fingerhut endorsed product.

                                     EXHIBIT C

                                    COMPENSATION

Metris shall pay Fingerhut a non-refundable Database License Fee as set forth below:

               1996             $500,000
               1997           $1,000,000
               1998           $1,500,000
               1999           $2,000,000
               2000           $2,000,000
               2001           $2,000,000
               2002           $2,000,000

In addition to the Database License Fee, Metris shall pay Fingerhut a Solicitation Fee and Suppress File Fee as set forth below:


Solicitation Fee:   $0.01 per consumer name mailed from the Customer Database
                    solely for solicitation by Metris on behalf of unaffiliated third parties to sell Financial Services Products as set forth in Exhibit B.

Suppress File Fee:  $.47 for each consumer name obtained from a third party that is matched to the Fingerhut suppress file solely for purposes of elimination from a solicitation.


The above fees terminate upon termination of this agreement.

                                     EXHIBIT D


MAILER

Providian
U. S. Credit
AIG Marketing
Colonial Exchange
Mutual of Omaha
Gerber Life
Credential Services
Signature Group
Classified Insurance
Response Marketing
Globe Life
20th Century Insurance
CUC International
AMOCO
AARP
DeVry Inc.
Independence Director
ICS Cleveland Institute


Fingerhut and Metris agree that Fingerhut may continue to license the use of the Customer Database to the above identified companies until December 31, 1996. Thereafter, Fingerhut shall either (a) assign its contract with such company to Metris or (b) terminate its agreement with such company effective January 1, 1997.

Until December 31, 1996, Fingerhut agrees to pay to Metris 20% of revenues it receives from the above named companies to license use of the Customer Database.